Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan of our reports dated February 23, 2017, with respect to the consolidated financial statements of Iridium Communications Inc., and the effectiveness of internal control over financial reporting of Iridium Communications Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

McLean, Virginia May 18, 2017	/s/ Ernst & Young LLP